UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2019

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Tower International, Inc., a Delaware corporation (the “Company”), on July 12, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Autokiniton US Holdings, Inc., a Delaware corporation (“Parent”), and Tiger Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, Purchaser commenced a cash tender offer to purchase any and all of the outstanding shares of common stock of the Company, par value $0.01 per share (each, a “Share,” and collectively, “Shares”), at a price per Share of $31.00 in cash, net of applicable withholding, without interest (such amount, or any other amount per share paid in the Offer in accordance with the Merger Agreement, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2019 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”). The Offer to Purchase was filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Purchaser and Parent with the SEC on August 15, 2019 (together with the exhibits and annexes thereto and as amended or supplemented from time to time, the “Schedule TO”).

The Offer and related withdrawal rights expired as scheduled at 5:00 P.M., New York City time, on September 27, 2019 (such date and time, the “Expiration Time”). Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer, has advised Parent and the Purchaser that, as of the Expiration Time, 17,589,854 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”), by the “depository” (as such term is defined in Section 251(h)(6)(c) of the DGCL)) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.0% of the outstanding Shares as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on September 30, 2019, Purchaser accepted for payment all Shares that were validly tendered, and not validly withdrawn, pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer. In addition, the depositary has advised that, as of the Expiration Time, 278,888 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 1.3% of the outstanding Shares as of the Expiration Time.

On September 30, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent, without a meeting or vote of the Company’s stockholders.

At the effective time of the Merger (the “Effective Time”) and as a result thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares (i) issued immediately prior to the Effective Time and that are held in treasury by the Company, (ii) issued and outstanding immediately prior to the Effective Time and that are owned, directly or indirectly, by the Company, Parent, Merger Sub (including any Shares acquired in the Offer) or any of their respective Subsidiaries, or (iii) issued and outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL and, as of the Effective Time, such holder has not timely withdrawn its demand for appraisal or failed to perfect or otherwise waived or lost its right of appraisal pursuant to the DGCL with respect to such Shares) was converted automatically into and now represent only the right to receive $31.00 in cash, net of applicable withholding, without interest (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, (i) at the Effective Time each option award in respect of Shares granted under the Company’s 2010 Equity Incentive Plan (the “Plan”) that were unexercised and outstanding immediately prior to the Effective Time (collectively, the “Options”), whether vested or unvested, and that had an exercise price per Share that was less than the amount of the Merger Consideration, became fully vested and was cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (x) the amount by which the amount of the Merger Consideration exceeded the exercise price per Share of such Option and (y) the total number of Shares subject to such Option, net of applicable tax withholding, (ii) at the Effective Time, each Option that had an exercise price per Share that was greater than or equal to the Merger Consideration ceased to be outstanding, was cancelled and ceased to exist and the holders of any such Option are not entitled to payment of any consideration therefor, (iii) at the Effective Time, each restricted stock unit award in respect of Shares granted under the Plan that was outstanding immediately prior to the Effective Time (a “RSU”) became fully vested and was cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the Merger Consideration multiplied by the total number of Shares underlying such RSU, net of applicable tax withholding, and (iv) each performance award granted under the Plan that was outstanding immediately prior to the Effective Time (a “Performance Award”) was, at the Effective Time, cancelled and converted automatically into the right to receive a cash payment (net of applicable tax withholding), equal to the amount that was payable in respect of such Performance Award based on deemed performance achievement, pro-rated for any incomplete performance period (other than with respect to employees who had contractual rights precluding such proration), with such proration based on the number of completed calendar months elapsed during the performance period prior to the Effective Time.

The aggregate cash consideration paid by Purchaser in the Offer and Merger was approximately $680 million, without giving effect to related transaction fees and expenses. Parent and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Parent’s cash on hand and proceeds from Parent’s debt and equity financing arrangements obtained in connection with the Offer and Merger, as described in the Offer to Purchase.

The foregoing summary description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Fourth Amended and Restated Revolving Credit and Guaranty Agreement

On September 30, 2019, in connection with the consummation of the Merger, pursuant to a payoff letter agreement entered into among the Company, Tower Automotive Holdings USA, LLC (“Tower Automotive”) and JPMorgan Chase Bank, N.A.

(“Chase”), the Company paid in full all of its outstanding loans and other obligations under the Fourth Amended and Restated Revolving Credit and Guaranty Agreement, dated as of March 7, 2017, by and among the Company and certain of its subsidiaries, as borrowers and guarantors, Chase, as issuing lender, swing line lender and administrative agent, and the other lenders party thereto (the “Amended Revolving Credit Agreement”). Upon receipt of such payoff, (i) all obligations of each credit party arising under or related to the Amended Revolving Credit Agreement were paid in full; (ii) all related liens were released; and (iii) any collateral which was held by Chase, securing the outstanding obligations under the Amended Revolving Credit Agreement was returned. The Amended Revolving Credit Agreement had provided for a cash flow revolving credit facility in the aggregate amount of up to $200 million, with a sublimit for the issuance of letters of credit in an aggregate amount not to exceed $30 million. Letters of credit of an aggregate amount of $8.2 million that were outstanding under the Amended Revolving Credit Agreement remain outstanding and Chase will have the benefit of a back-to-back letter of credit to be issued under the Purchaser’s credit facility. In addition, Tower Automotive agreed to reimburse Chase for certain fees and expenses related to drawings under such outstanding letters of credit pursuant to a Reimbursement Agreement for Standby Letters of Credit, dated as of September 30, 2019 between Tower Automotive and Chase. The Amended Revolving Credit Agreement was scheduled to mature on March 7, 2023. Early termination of the Amended Revolving Credit Agreement did not require payment of any early termination fee.

In addition, J.P. Morgan Securities LLC (“J.P. Morgan”), an affiliate of Chase, was retained by the Company to act as its financial advisor and to provide a fairness opinion to the Board of Directors of the Company (the “Board”) in connection with the Merger. J.P. Morgan received a fee from the Company of $2.25 million for the delivery of its opinion, and a transaction fee of $12.0 million, against which the opinion fee was credited. In addition, the Company will reimburse J.P. Morgan for its expenses incurred in connection with its services as financial advisor, including the fees and expenses of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement as financial advisor. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with the Company and certain of its affiliates, for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. Such services during such period included acting as joint lead arranger and bookrunner on an amendment to the Amended Revolving Credit Agreement which closed in March 2019 and as financial advisor to the Company in connection with a sale transaction which closed in March 2019.

Term Loan and Guaranty Agreement

On September 30, 2019, in connection with the consummation of the Merger, pursuant to a payoff letter agreement entered into among the Company, Tower Automotive and Citibank, N.A. (“Citibank”), the Company paid in full all of its outstanding loans and other obligations under the Amended and Restated Term Loan and Guaranty Agreement, dated as of April 23, 2013 (as amended and restated as of March 7, 2017), as amended, by and among the Company and certain of its subsidiaries, as borrowers and guarantors, Citibank, as administrative agent, and the other lenders party thereto (the “Term Loan and Guarantee Agreement”), pursuant to which, among other things, the lenders disbursed term loans to a subsidiary of the Company in the aggregate amount of $253.3 million. Upon receipt of such payoff, (i) all obligations of each credit party arising under or related to the Term Loan and Guarantee Agreement were paid in full; (ii) all related liens were released; and (iii) any collateral which was held by Citibank, securing the outstanding obligations under the Term Loan and Guarantee Agreement was returned. The Term Loan and Guarantee Agreement was scheduled to mature on March 7, 2024. Early termination of the Term Loan and Guarantee Agreement did not require payment of any early termination fee.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on September 30, 2019, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer. Following Purchaser’s acceptance for payment, the Merger was completed pursuant to Section 251(h) of the DGCL, with no Company stockholder vote required to consummate the Merger. At the Effective Time, the Company became a direct, wholly-owned subsidiary of Parent.

The information contained in the Introductory Note and Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 30, 2019, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE (i) suspend trading of the Shares on the NYSE and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time and as a result thereof, each Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in the Merger Agreement) and any Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) was converted automatically into and now represent only the right to receive the Merger Consideration.

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on September 30, 2019, a change in control of the Company occurred and the Company became a direct, wholly-owned subsidiary of Parent.

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, pursuant to the terms of the Merger Agreement, (i) each of Thomas K. Brown, James Chapman, Alison Davis-Blake, Frank E. English, Jr., Dev Kapadia, Mark Malcolm, and James Gouin resigned as members of the Board and from any applicable committees of the Board on which they then served and (ii) George Thanopoulos and Scott L. Jones, the directors of Purchaser as of immediately prior to the Effective Time, became the directors of the Company. Information regarding the new directors of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO.

At the Effective Time, pursuant to the terms of the Merger Agreement, George Thanopoulos (President) and Scott L. Jones (Secretary), the officers of Purchaser as of immediately prior to the Effective Time, became the officers of the Company. Information regarding the new officers of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company as currently in effect are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2019, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of July 12, 2019, by and among Tower International, Inc., Autokiniton US Holdings, Inc. and Tiger Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Tower International, Inc.’s Current Report on Form 8-K filed with the SEC on July 12, 2019).

3.1	Amended and Restated Certificate of Incorporation of Tower International, Inc.

3.2	Amended and Restated Bylaws of Tower International, Inc.

99.1	Press release issued by Autokiniton US Holdings, Inc. on September 30, 2019.

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of July 12, 2019, by and among Tower International, Inc., Autokiniton US Holdings, Inc. and Tiger Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Tower International, Inc.’s Current Report on Form 8-K filed with the SEC on July 12, 2019).

3.1	Amended and Restated Certificate of Incorporation of Tower International, Inc.

3.2	Amended and Restated Bylaws of Tower International, Inc.

99.1	Press release issued by Autokiniton US Holdings, Inc. on September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Scott L. Jones
Name:	Scott L. Jones
Title:	Secretary

Dated: September 30, 2019